UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2008
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2008, SunPower Corporation (“SunPower”) entered into a polysilicon supply agreement (the “Agreement”) with Jupiter Corporation Ltd. (“Jupiter”). The Agreement provides the general terms and conditions pursuant to which SunPower will purchase fixed annual quantities of polysilicon at specified prices from 2010 through 2016.  SunPower expects to supply the polysilicon to third parties that will manufacture ingots using such polysilicon for SunPower.  The aggregate quantity of polysilicon to be purchased over the term of the Agreement is expected to support more than 3 gigawatts of solar cell manufacturing production based on SunPower’s expected silicon utilization during such period.  SunPower’s payment obligations under the Agreement represent a material financial obligation of the company.

Item 7.01. Regulation FD Disclosure.

On February 14, 2008, SunPower issued a press release announcing its entry into the Agreement. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: February 14, 2008	By: /s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated February 14, 2008